UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2022

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 6, 2022, SQZ Biotechnologies Company (the "Company") announced that the U.S. Food and Drug Administration ("FDA") has granted Fast Track Designation for the Company’s Enhanced Antigen Presenting Cell ("eAPC") candidate for the treatment of HPV16+ advanced or metastatic solid tumors. Fast Track Designation is designed to accelerate the development and review of treatments for serious and life-threatening diseases where no treatment currently exists or where the treatment in discovery may be better than what is currently available.

The SQZ® eAPC platform is the Company’s second-generation cell therapy platform which simultaneously delivers five different mRNAs—each encoding for a different protein which plays a part in stimulating key T cell activation signals required to generate an immune response against tumors—to four different cell types.

The Company also presented clinical data from its ongoing Antigen Presenting Cells ("APC") and eAPC clinical trials at the European Society for Medical Oncology Immuno-Oncology ("ESMO-IO") Congress. Data also demonstrated that its APC and eAPC therapeutic candidates were well-tolerated among patients treated in its trials. Manufacturing of the cell product took less than 24 hours, and the median viability of all lots, in both clinical trials, was greater than 90 percent.

In the SQZ® eAPC clinical trial, scans showed stable disease as the best overall response for two out of four evaluable patients in low dose Cohort 1. A positive ELISpot response for the E7 antigen was observed in one of these patients and correlated with prolonged stable disease. This patient remains on treatment.

Major Findings from Clinical Research:

Poster #183P: COMMANDER-001: Initial safety data from a phase I/II dose escalation/expansion study of SQZ-eAPC-HPV, a cell-based mRNA therapeutic cancer vaccine for HPV16+ solid tumors

•
All patients in Cohort 1 completed the 28-day dose limiting toxicity (DLT) period without experiencing a DLT. No related serious adverse events were reported
•
Of the four patients enrolled in Cohort 1, two patients (50%) experienced a best overall response of stable disease, including one patient who had a pronounced pharmacodynamic response with prolonged stable disease
•
Cell collection to product release took approximately 1 week. One year’s worth of SQZ-eAPC-HPV, the maximum amount of drug able to be administered on study, was able to be manufactured for all patients in Cohort 1
•
Median viability of all lots was 94%

Poster #191P: Preliminary biomarker and safety results of SQZ-PBMC-HPV at recommended phase II dose ("RP2D") in monotherapy and combination with checkpoint inhibitors in HLA A*02+ patients with recurrent, locally advanced, or metastatic HPV16+ solid tumors

•
Data suggests SQZ-PBMC-HPV is capable of stimulating an anti-tumor immune response in a subset of patients. As observed in patient 17 (presented at ESMO-IO 2021), increased CD8 tumor infiltration in conjunction with a reduction of E6 (and E7) expressing cells in the presence of elevated MHCI expression is consistent with a biomarker signature of antigen-specific killing
•
SQZ-PBMC-HPV is considered safe and well-tolerated at RP2D both in monotherapy and in combination with checkpoint inhibitors. The safety profile consisted of mostly low grade (grades 1 and 2) non-specific AEs, only one patient experienced serious adverse events (unrelated to SQZ-PBMC-HPV), and no dose-limiting toxicities observed
•
All batches produced under cGMP yielding multiple cryopreserved doses in < 24hrs with about 1 week collection-to-release time. Product characterization confirmed antigen presentation and high viability in all patient batches

A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to events and presentations, the timing and outcome of the company’s clinical trials, clinical safety and efficacy of its therapeutic candidates, strategic prioritization, manufacturing capabilities, and Fast Track Designation. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; our ability to continue as a going concern; our ability to successfully execute or achieve the benefits of our strategic prioritization and other cost saving measures; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q, our Annual Report on Form 10-K, and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of this date and SQZ undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Certain information contained in this press release relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this press release, we have not independently verified, and we make no representation as to the adequacy, fairness, accuracy, or completeness of any information obtained from third-party sources.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SQZ Biotechnologies Company on December 6, 2022.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	December 6, 2022	By:	/s/ Lawrence Knopf
Lawrence Knopf General Counsel